Exhibit 10.2
STANDBY PURCHASE AGREEMENT

THIS STANDBY PURCHASE AGREEMENT (this "Agreement") is made as of this 30th day of September, 2004 by and between Waste Services, Inc., a Delaware corporation (the "Company") and Michael G. DeGroote (the "Standby Purchaser").

W I T N E S S E T H:

WHEREAS, the Company wishes to have the right to cause the Standby Purchaser to purchase shares of common stock and warrants of the Company on certain terms and subject to certain conditions; and

WHEREAS, the Standby Purchaser desires to enter into this Agreement in order to evidence his standby commitment to purchase common stock and warrants of the Company pursuant to the terms of this Agreement.

NOW THEREFORE, in consideration of the premises and the mutual agreements and covenants hereinafter set forth, the Standby Purchaser and the Company hereby agree as follows (capitalized terms used in this Agreement shall, unless otherwise defined herein, have the meanings ascribed to them in the Glossary, attached as Annex A hereto).

SECTION 1

TERMS OF STANDBY COMMITMENT

1.1 Grant of Put Option. The Standby Purchaser hereby grants to the Company the right, at the sole and exclusive option of the Company, to require the Standby Purchaser to purchase on the Closing Date (as defined below), at a price per share equal to the Average Closing Price (as defined below), up to that number of shares (the "Shares") of the Company's common stock, par value $0.01 per share ("Common Stock"), equal to $7,500,000 divided by the Average Closing Price, subject to the limitations set forth in Section 1.3 hereof (such number of Shares, the "Maximum Number of Shares") pursuant to the terms, and subject to the conditions, of this Agreement (the "Put Option"). For purposes of this Agreement, the Average Closing Price shall equal the amount that is eighty-five percent (85%) of the average (rounded to the nearest whole cent) of the Closing Prices (as defined below) for the Company's Common Stock on the Nasdaq National Market or such other securities exchange or automated quotation system on which the Company's Common Stock is then traded (an "Alternative Market"), or if the Company's Common Stock is not then traded on the Nasdaq National Market or an Alternative Market, the average (rounded to the nearest whole cent) of the daily fair market values of a share of Common Stock as determined in good faith by the Company's Board of Directors, in each case during the period that begins on and includes the eleventh Trading Day (as defined below) immediately preceding the Closing Date and ends on and includes the second Trading Day immediately preceding the Closing Date. For purposes of this Agreement, "Closing Price" shall mean the final bid price for the Company's Common Stock on the applicable Trading Day and "Trading Day" shall mean a business day on which trading in listed securities shall take place on the Nasdaq National Market or any Alternative Market, as applicable.

1.2 Exercise of the Put Option. The Company may exercise the Put Option at any time after execution of this Agreement and prior to the close of business on March 7, 2005 (the "Option Expiration Date"). If the Company wishes to exercise the Put Option, it shall provide written notice (the "Notice of Exercise") to the Standby Purchaser, which Notice of Exercise shall set forth the aggregate purchase price with respect to which the Company is exercising the Put Option. If the Company does not exercise the Put Option on or prior to the Option Expiration Date, the Standby Purchasers shall have no obligation to purchase any Shares under this Agreement.

1.3 Cap on the Company's Issuance of Shares and Warrants. Notwithstanding anything in this Agreement to the contrary, the Company shall not require the Standby Purchaser to purchase a number of Shares, and the Company shall not be required to issue a Standby Warrant (as defined below) to the Standby Purchasers, which, in either case, would require the Company to solicit approval of the Company's shareholders under the listing rules of the Nasdaq Stock Market, unless the Company seeks and receives, or otherwise provides for, such shareholder approval prior to or in connection with the issuance of the Shares and the Warrant pursuant to the exercise of the Put Option or the issuance or exercise of the Standby Warrant, as the case may be.

1.4 Issuance of Warrants. Subject to the terms and conditions of this Agreement, if the Company exercises the Put Option, at the Closing, the Company shall grant to the Standby Purchaser a warrant in substantially the form of Annex B attached hereto (the "Warrant") to purchase, at a price equal to the Average Closing Price, that number of shares of Common Stock equal to 10% of the number of Shares purchased by the Standby Purchaser pursuant to the Company's exercise of the Put Option (the "Primary Warrant Shares"); provided, however, that the Warrant shall not entitle the Standby Purchaser to purchase fractional Shares. In the event that 10% of the number of Shares purchased by the Standby Purchaser would otherwise result in a fractional number of shares underlying such Warrant, such number of shares underlying the Warrant shall be rounded to the nearest whole share.

1.5 Standby Fees. The Company agrees to provide to the Standby Purchaser, in consideration of his commitment to standby to purchase the Shares subject to this Agreement, the following:

(a) Commitment Fees. Upon execution of this Agreement by the Standby Purchaser, the Company shall pay to the Standby Purchaser or its designee a cash fee of $375,000. The Company shall also pay to the Standby Purchaser or its designee an additional cash fee (the "Second Commitment Fee") of $375,000 on the Closing Date, regardless of whether the Company exercises its Put Option.

(b) Standby Warrant. In the event that the Company chooses not to exercise its Put Option, subject to the limitations set forth in Section 1.3 above, the Company shall grant to the Standby Purchaser on the Closing Date a warrant in substantially the form attached hereto as Annex B (the "Standby Warrant") to purchase, at the Average Closing Price that would have applied if the Company had exercised its Put Option on or prior to the Option Expiration Date, that number of shares of the Company's Common Stock equal to forty percent (40%) of the Primary Warrant Shares.

1.6 Closing. The closing of the purchase and sale of the shares (the "Closing") shall take place at the Washington, D.C. offices of McDermott Will & Emery LLP at 10:00 A.M. local time, on March 28, 2005, assuming the satisfaction or waiver of all the conditions set forth in Sections 4 and 5 hereof (the date upon which the Closing occurs, the "Closing Date"). If the Company has exercised the Put Option, at the Closing, the Standby Purchaser will deliver to the Company payment of the aggregate purchase price specified in the Notice of Exercise in immediately available funds. In addition, the Company and the Standby Purchaser shall execute and deliver a Registration Rights Agreement in substantially the form of Annex C attached hereto and the Company shall pay to the Standby Purchaser the Second Commitment Fee. Within five (5) business days after the Closing Date, the Company will deliver to the Standby Purchaser a certificate issued in such Standby Purchaser's name representing the number of Shares purchased pursuant to exercise of the Put Option, calculated in accordance with Section 1.1 hereof, along with a certificate representing the Warrant. If the Company does not exercise the Put Option, on the Closing Date, the Company shall grant to the Standby Purchaser the Standby Warrant, and, within five (5) business days after the Closing Date, the Company will deliver to the Standby Purchaser, a certificate representing the Standby Warrant.

SECTION 2

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

The Company represents and warrants to the Standby Purchaser, as of the date hereof, as follows:

2.1 Organization and Qualification. The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware and has the requisite corporate power and authority to carry on its business as it is now being conducted.

2.2 Capitalization.

(a) As of September 30, 2004, the authorized capital of the Company consisted of (i) 500,000,000 shares of Common Stock, par value $.01 per share, and (ii) 5,000,000 shares of Preferred Stock, par value $0.01 per share (the "Preferred Stock"), of which 100,000 shares were designated as Series A Preferred Stock and one share was designated as Special Voting Preferred Stock. Of such authorized capital stock, (i) 89,282,107 shares of Common Stock were issued and outstanding as of September 30, 2004, all of which were validly issued and fully paid, nonassessable and free of preemptive rights, (ii) 55,000 shares of Series A Preferred Stock and one share of Special Voting Preferred Stock were issued and outstanding as of September 30, 2004, and (iii) 15,236,116 shares of Common Stock were reserved for issuance pursuant to the exercise of outstanding warrants to purchase Common Stock and 12,695,464 shares of Common Stock were reserved for issuance pursuant to the exercise of outstanding options to purchase Common Stock, in each case as of September 30, 2004. As of September 30, 2004, 9,229,676 exchangeable shares of Waste Services (CA), Inc. were issued and outstanding, 1,627,072 of which were owned, directly or indirectly, by the Company.

(b) Except as set forth in subsection 2.2(a) above, and except for an obligation of the Company to issue 40,000 shares in connection with an acquisition in Arizona, as of the date hereof, there are no outstanding options, warrants, subscriptions, calls, convertible securities or other rights, agreements, arrangements or commitments (contingent or otherwise) (including any right of conversion or exchange under any outstanding security, instrument or other agreement) obligating the Company or any of its direct or indirect subsidiaries to issue, deliver or sell, or cause to be issued, delivered or sold, any shares or obligating them to grant, extend or enter into any such agreement or commitment. As of the date hereof, there are no outstanding contractual obligations of the Company or any of its direct or indirect subsidiaries to repurchase, redeem or otherwise acquire any shares or make any investment (in the form of a loan, capital contribution or otherwise) in any other Person other than a subsidiary of the Company.

(c) Upon consummation of the Closing, including receipt by the Company of the aggregate purchase price payable pursuant to Section 1.1 hereof, the Shares and the Warrant purchased by the Standby Purchaser will be validly issued, fully paid and nonassessable. Upon issuance of the Warrant or the Standby Warrant, as the case may be, the Common Stock issuable upon exercise of such Warrant or Standby Warrant, as the case may be, (the "Underlying Warrant Shares"), will have been duly authorized, and upon issuance of the Underlying Warrant Shares upon exercise of the Warrant or the Standby Warrant, as the case may be, in accordance with the terms thereof, such Underlying Warrant Shares will be validly issued, fully paid and nonassessable.

2.3 Power and Authority; Non-contravention; Government Approvals.

(a) Power and Authority. The Company has all requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. This Agreement and the transactions contemplated hereby have been duly approved by the Board of Directors of the Company. No other corporate proceedings on the part of the Company are necessary to authorize the execution and delivery of this Agreement or the consummation by the Company of the transactions contemplated hereby. This Agreement has been duly executed and delivered by the Company. This Agreement constitutes the valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium and other similar laws relating to enforcement of creditors' rights generally and by general equitable principles. As of the date hereof, neither the Company nor any of its subsidiaries is in violation of any of the provisions of their respective articles, bylaws or equivalent organizational documents in any material respect.

(b) Non-contravention. The execution, delivery and performance of this Agreement by the Company: (i) does not violate or conflict with any provisions of the articles or bylaws of the Company or any of its subsidiaries, (ii) does not conflict with or constitute a violation of any applicable law, order, injunction, regulation or ruling of any governmental authority applicable to the Company or any of its subsidiaries or by which the Company or any of its subsidiaries or any of their respective properties or assets are bound, and (iii) does not, either alone or with the giving of notice or the passage of time, or both, modify, violate, conflict with or accelerate the performance required by any agreement, note, license, franchise, permit or other instrument to which the Company or any of its subsidiaries is a party and will not result in the creation or imposition of (or the obligation to create or impose) any Lien on any of the Company's or any of its subsidiaries' assets.

(c) Approvals. Except for (i) compliance with any applicable requirements of the HSR Act, (ii) compliance with any applicable requirements of the Securities Act, Exchange Act, and the rules and regulations of Nasdaq or any Alternative Market on which the Common Stock is traded, and (iii) such filings as may be required under any applicable state or blue sky securities laws (the filings and approvals referred to in clauses (i) through (iii) being herein referred to collectively as the "Company Required Statutory Approvals"), and except for any required approvals under the Credit Facility (as defined in Section 2.9 hereof), no declaration, filing or registration with, or notice to, or authorization, consent, approval, order or permit of, any governmental or regulatory body or authority or any other Person is necessary for the execution and delivery of this Agreement by the Company or the consummation by the Company of the transactions contemplated hereby except to the extent that the failure to obtain any such authorization, consent, approval or order or to make any such registration, declaration, filing or notice, would not have a Company Material Adverse Effect or a material adverse effect on the validity, binding effect or enforceability of this Agreement or the ability of the Company to perform its obligations hereunder.

2.4 SEC Reports; Financial Statements.

(a) During the period from January 1, 2001 through the date hereof, the Company has filed with the SEC all forms, statements, reports and documents (including all exhibits, post-effective amendments and supplements thereto) required to be filed by it under each of the Securities Act and the Exchange Act (collectively, the "Company SEC Reports"), all of which complied when filed in all material respects with all applicable requirements of the appropriate act and the rules and regulations thereunder.

(b) Except as noted in any subsequent Company SEC Report filed with the SEC prior to the date hereof, each of the consolidated financial statements included in the Company SEC Reports, together with the related notes and schedules (collectively, the "Company Financial Statements"), has been prepared in accordance with GAAP applied on a consistent basis, and fairly presents the consolidated financial position of the Company and its subsidiaries as of the respective dates thereof and the results of their operations and cash flow for the periods then ended, subject, in the case of unaudited interim financial statements, to normal year-end adjustments (none of which the Company reasonably believes are or will be material in amount) and the omission of footnotes.

2.5 Absence of Undisclosed Liabilities. Neither the Company nor any of its subsidiaries had, at June 30, 2004 or has, as of the date hereof, any Liabilities, except for (a) Liabilities reflected in Company SEC Reports filed prior to the date hereof, (b) current Liabilities which were incurred after June 30, 2004 in the ordinary course of business and consistent with past practice, (c) Liabilities which are of a nature not required to be reflected in the Company Financial Statements in accordance with GAAP consistently applied and which were incurred in the ordinary course of business and (d) other Liabilities in an aggregate amount not exceeding US $500,000.

2.6 Absence of Certain Changes or Events. Except as disclosed in the Company SEC Reports, during the period from June 30, 2004 to the date hereof, the business of the Company and its subsidiaries has been conducted in the ordinary course consistent with past practice and there has not been any event, occurrence or development that has had, or could reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

2.7 Litigation. As of the date hereof, there are no claims, suits, actions or proceedings pending or, to the knowledge of the Company, threatened against, relating to or affecting the Company before any court, governmental department, commission, agency, instrumentality or authority or any arbitrator that seek a remedy (at law or in equity) as a result of or otherwise in connection with this Agreement and the transactions contemplated hereby. As of the date hereof, neither the Company nor any of its subsidiaries nor any of their respective properties or assets is subject to any judgment, decree, injunction, rule or order of any court, governmental department, commission, agency, instrumentality or authority or arbitrator which prohibits or restricts the consummation of the transactions contemplated hereby.

2.8 Environmental Matters. As of the date hereof, the Company and its subsidiaries are conducting and have conducted their businesses in material compliance with all applicable Environmental Laws, including, without limitation, having all material permits, licenses and other approvals and authorizations necessary for the operation of their businesses. To the knowledge of the Company, as of the date hereof, none of the properties currently or formerly owned or operated by the Company or any of its subsidiaries contain any Hazardous Substance, no Hazardous Substance has been disposed of at or released from any such properties as a result of any activity of the Company or any of its subsidiaries other than in material compliance with applicable Environmental Laws, and no such condition exists on or with respect to any of such properties as a result of any activity by any other Person. Except as reflected, accrued or reserved against in the Company Financial Statements as otherwise noted in Company SEC Reports filed prior to the date hereof, neither the Company, nor its subsidiaries, nor any of their respective properties or assets are, as of the date hereof, subject to any material Liabilities relating to any suit, settlement, court order, administrative order, regulatory requirement, judgment or claim asserted or arising under any Environmental Law. To the knowledge of the Company, as of the date hereof, there are no investigations or proceedings pending in which it is alleged that the Company, its subsidiaries, or any of their predecessors, are potentially responsible for a clean-up or remediation of lands contaminated with a Hazardous Substance or for any other remedial or corrective action under an Environmental Law. As of the date hereof, there are no proceedings pending or, to the Company's knowledge, threatened to revoke, change or limit any material permits, licenses, approvals or other authorizations required under any Environmental Law for the operation of the Company and its subsidiaries.

2.9 Title to and Condition of Assets. Each of the Company and its subsidiaries has, as of the date hereof, good and marketable title to, or, in the case of leased properties and assets, has good and valid leasehold interests in, all of its tangible properties and assets, real, personal and mixed, used or held for use in, or which are necessary to conduct, the business of the Company and its subsidiaries as conducted as of the date hereof, free and clear of all Liens, except for (a) Liens arising under the Company's Credit Agreement dated as of April 30, 2004 (as amended, the "Credit Facility"), (b) security interests granted to the Company's bonding company, and (c) other Liens arising in the ordinary course of business none of which are with respect to obligations that are material in amount.

2.10 Insurance. The Company and each of its subsidiaries has in effect, as of the date hereof, insurance coverage, including directors and officers' liability insurance, with reputable insurers which, in respect of amounts, premiums, types and risks insured, constitutes reasonably adequate coverage against all risks customarily insured against by companies comparable in size and operations to the Company and its subsidiaries. As of the date hereof, neither the Company nor any of its subsidiaries has received any notice of cancellation of any insurance policy or binder currently in effect.

2.11 No Violation of Law; Licenses; Permits and Registration. As of the date hereof, neither the Company nor any of its subsidiaries is in material violation of, or has been given notice or been charged with, or, to the Company's knowledge, is being investigated with respect to, any material violation of, any law, statute, order, rule, regulation, ordinance or judgment of any governmental or regulatory body or authority or arbitration panel. Each of the Company and its subsidiaries has, as of the date hereof, all material permits, licenses, approvals, authorizations of and registrations under all Federal, state, local, provincial and foreign laws applicable to it, and from all applicable governmental authorities as are required by the Company and its subsidiaries to carry on their respective businesses as conducted as of the date hereof.

2.12 Non-competition Agreements. Except as disclosed in the Company SEC Reports, or as set out in Section 2.12 of the Disclosure Schedule, as of the date hereof, neither the Company nor any subsidiary of the Company is a party to any agreement which purports to restrict or prohibit in any material respect any of them or any corporation affiliated with any of them from, directly or indirectly, engaging in any business involving the collection, interim storage, transfer, recovery, processing, recycling, marketing or disposal of rubbish, garbage, paper, textile wastes, liquid and other wastes or any other material business engaged in by the Company or any of its subsidiaries. None of the Company's officers or key employees is, as of the date hereof, a party to any agreement which, by virtue of such person's relationship with the Company, restricts in any material respect the Company or any subsidiary of the Company from, directly or indirectly, engaging in any of the businesses described above.

2.13 Brokers and Finders. The Company is not a party to or bound by any contract, arrangement or understanding with, or subject to any claim by, any person or firm which may result in an obligation of the Company to pay any finder's fees, brokerage or agent commissions or other like payments in connection with the transactions contemplated hereby.

2.14 Material Contracts. As of the date hereof, except as set forth in the Company SEC Reports, neither the Company nor any of its subsidiaries is in material breach or violation of or in default in the performance or observance of any terms or provisions of, and no event has occurred which, with notice, lapse of time or both, could result in a default under any contract, agreement, lease or deed that is material to the business or operation of the Company and its subsidiaries taken as a whole (a "Material Contract"). To the knowledge of the Company, as of the date hereof, no other party to any Material Contract is in material breach thereof or default thereunder.

2.15 Securities Law Compliance. Assuming the representations and warranties of the Standby Purchaser set forth in Section 3 of this Agreement are true and correct in all respects, the issuance and sale of the Shares and the Warrants (and, if applicable, the Standby Warrants) pursuant to this Agreement will be exempt from the prospectus filing and registration requirements of applicable U.S. Federal and state securities laws.

SECTION 3

STANDBY PURCHASER REPRESENTATIONS

3.1 Representations. The Standby Purchaser hereby represents and warrants to the Company as of the date hereof, and as of the Closing Date, that:

(a) The Standby Purchaser is resident in the jurisdiction set forth below the Standby Purchaser's name on the signature page hereto.

(b) If the Standby Purchaser is an individual, he or she has obtained the age of majority and is legally competent to execute this Agreement and to take all actions required pursuant hereto.

(c) If the Standby Purchaser is a corporation, partnership, unincorporated association or other entity, the Standby Purchaser has the legal capacity and authority to execute this Agreement and to take all actions required pursuant hereto.

(d) The execution of this Agreement has been duly and validly authorized by all necessary action on the part of the Standby Purchaser, has been duly and validly executed and delivered by the Standby Purchaser, and constitutes a valid, binding agreement of the Standby Purchaser, enforceable in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium and other similar laws relating to enforcement of creditors' rights generally and by general equitable principles.

(e) Neither the execution and delivery of this Agreement or any other document or instrument to be executed by the Standby Purchaser in connection with the transactions contemplated hereby nor the consummation of the transactions contemplated hereby or thereby, nor the performance by the Standby Purchaser of its covenants and agreements hereunder or thereunder, (i) violates any law, statute, ordinance, regulation, order, judgment or decree of any court or other governmental authority applicable to the Standby Purchaser, or (ii) violates or will violate, or conflicts with or will conflict with, or results in or will result in any breach of any of the terms of, or constitutes or will constitute a default under, any contract or agreement to which the Standby Purchaser is a party or by which the Standby Purchaser or any of its assets is subject to or bound.

(f) No broker, finder, agent or similar intermediary has acted on behalf of the Standby Purchaser in connection with this Agreement or the transactions contemplated hereby and, except as set forth in Section 2.13, there are no brokerage commissions, finder's fees or similar fees or commissions payable in connection therewith.

(g) The Standby Purchaser acknowledges that the Company has not made any written representations, warranties or covenants in respect of the Company, its business, results of operations, financial condition or prospects, or the offering of securities contemplated by this Agreement, except as expressly set forth in this Agreement. Without limiting the generality of the foregoing, except as may be provided herein, no person has made any written or oral representation to the Standby Purchaser that any person will re-sell or re-purchase the securities offered, issued or sold pursuant to this Agreement, or refund any of the purchase price of the securities offered, issued or sold pursuant to this Agreement or that the securities offered, issued or sold pursuant to this Agreement will be listed on any exchange or quoted on any quotation system or that application has been or will be made to list any such security on any exchange or quotation system and no person has given any undertaking to the Standby Purchaser relating to the future value or price of the securities offered, issued or sold pursuant to this Agreement.

(h) Except for the Company SEC Reports, the Standby Purchaser has not received, nor has the Standby Purchaser requested, nor does the Standby Purchaser have any need to receive, any prospectus, sales or advertising literature, offering memorandum or any other document describing the business and affairs of the Company in order to assist it in making an investment decision in respect of the purchase of the Shares, the Warrant, the Standby Warrant, if applicable, or the Underlying Warrant Shares pursuant to this Agreement.

(i) The Standby Purchaser is acquiring the Shares, the Warrant, the Standby Warrant, if applicable, and the Underlying Warrant Shares for its own account, for investment, and not with a view to any "resale" or "distribution" thereof within the meaning of the Securities Act.

(j) The Standby Purchaser understands that because the Shares, the Warrant, the Standby Warrant, if applicable, and the Underlying Warrant Shares have not been registered under the Securities Act, it cannot dispose of any or all of such securities unless such securities are subsequently registered under the Securities Act or exemptions from such registration are available. The Standby Purchaser understands that each certificate or other instrument representing the Shares, the Warrant, the Standby Warrant, if applicable, and the Underlying Warrant Shares, will bear the following legend or one substantially similar thereto:

The securities represented by this certificate have not been registered under the United States Securities Act of 1933. These securities have been acquired for investment and not with a view to distribution or resale, and may not be sold or otherwise transferred without an effective
Registration statement for such securities under the United States Securities
Act of 1933, unless there is available to the transferor an exemption from such registration. The Company may request an opinion of counsel as to the availability of any such exemption.

(k) The Standby Purchaser is sufficiently knowledgeable and experienced in the making of investments so as to be able to evaluate the risks and merits of its investment in the Company, and is able to bear the economic risk of loss of its investment in the Company.

(l) The Standby Purchaser will execute and deliver within the applicable time periods all documentation as may be required to be executed by the Standby Purchaser by applicable securities laws to permit the issuance of the Shares, the Warrant, the Standby Warrant, if applicable, and the Underlying Warrant Shares to the Standby Purchaser on the terms herein set forth.

(m) The Standby Purchaser believes it has received all the information it considers necessary or appropriate for deciding whether to purchase the Shares, the Warrant, the Standby Warrant, if applicable, and the Underlying Warrant Shares. The Standby Purchaser has had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions of the offering of the Shares, the Warrant, the Standby Warrant, if applicable, and the Underlying Warrant Shares and the business, properties and financial condition of the Company. The foregoing, however, does not limit or modify the representations and warranties of the Company in Section 2 or the right of the Standby Purchaser to rely thereon.

(n) The Standby Purchaser is an "accredited investor" within the meaning of SEC Rule 501 of Regulation D of the Securities Act and is acquiring the Shares, the Warrant, the Standby Warrant, if applicable, and the Underlying Warrant Shares hereunder as principal, not for the benefit of any other person and not with a view to the sale or distribution of all or any part of the Shares, the Warrant, the Standby Warrant, if applicable, or the Underlying Warrant Shares.

(o) The Standby Purchaser has been advised that the Shares, the Warrant, the Standby Warrant, if applicable, and the Underlying Warrant Shares have not been registered under the Securities Act or under the "blue sky" laws of any jurisdiction and that the Company, in issuing such securities is relying upon, among other things, the representations and warranties of the Standby Purchaser contained in this Section 3.

SECTION 4

MUTUAL CLOSING CONDITIONS

4.1 Mutual Closing Conditions to Closing. The Standby Purchaser's obligation to purchase and pay for the Shares at the Closing, and the Company's obligation to issue the Shares and the Warrant to the Standby Purchaser and perform its other obligations hereunder at the Closing, shall be subject to the fulfillment to such party's satisfaction (or waiver in writing by the Company and the Standby Purchaser on or before the Closing Date) of the following conditions:

(a) Waiting Periods. All applicable waiting periods, if any, under the HSR Act shall have expired or been terminated.

(b) No Order. No preliminary or permanent injunction or other order or decree by any court or administrative or regulatory body which prevents the consummation of the transactions at the Closing contemplated hereby shall have been issued and remain in effect (the Company and the Standby Purchaser agreeing to use their reasonable best efforts to have any such injunction, order or decree lifted).

(c) Consents. All governmental waivers, consents, orders and approvals legally required, if any, for the consummation of the transactions at the Closing contemplated hereby shall have been obtained and be in effect, except where the failure to obtain the same would not be reasonably likely, individually or in the aggregate, to have a Company Material Adverse Effect following the Closing.

(d) No Conflicting Laws. No statute, rule or regulation shall have been enacted by any state, provincial or Federal government or governmental agency which would prevent the consummation of the transactions at the Closing contemplated hereby.

SECTION 5

SEPARATE CLOSING CONDITIONS

5.1 Standby Purchaser's Closing Condition. The Standby Purchaser's obligation to purchase and pay for the Shares at the Closing shall be subject to the fulfillment to the Standby Purchaser's satisfaction on or before the Closing Date (or waiver in writing by the Standby Purchaser) of the following condition:

(a) the representations and warranties of the Company contained in this Agreement shall be, if specifically qualified by materiality or Company Material Adverse Effect, true in all respects, and, if not so qualified, shall be true in all material respects, in each case as of the date of this Agreement, and the covenants and agreements contained in this Agreement to be complied with by the Company on or before the Closing having been complied with in all material respects. The Company shall deliver to the Standby Purchaser a certificate dated as of the Closing Date to the foregoing effect.

5.2 Company's Closing Conditions. The Company's obligations to issue the Shares and the Warrant to the Standby Purchaser at the Closing and perform its other obligations hereunder at the Closing shall be subject to the fulfillment to the Company's satisfaction on or before the Closing Date (or waiver in writing by the Company) of the following conditions:

(a) Satisfaction of Conditions. The representations and warranties of the Standby Purchaser contained in this Agreement shall be, if specifically qualified by materiality, true in all respects, and, if not so qualified, shall be true in all material respects, in each case as of the date of this Agreement and as of the Closing Date, and the covenants and agreements contained in this Agreement to be complied with by the Standby Purchaser on or before the Closing shall have been complied with in all material respects. If requested, the Standby Purchaser shall deliver to the Company a certificate dated as of the Closing Date to the foregoing effect.

(b) Purchase of Shares. The Standby Purchaser shall have purchased the Shares to be purchased by the Standby Purchaser at the Closing pursuant to the terms of this Agreement, and the Company shall have received the aggregate purchase price therefor from the Standby Purchaser in accordance with the terms of this Agreement.

SECTION 6

COVENANTS

6.1 Expenses. Each party hereto shall bear and pay its own fees and expenses incurred in connection with the negotiation, execution, delivery and performance of this Agreement and the transactions contemplated hereby.

6.2 Conduct of Business by the Company Pending Final Closing. The Company covenants and agrees that, prior to the Closing Date or earlier termination of this Agreement as provided herein, except as contemplated by this Agreement, the Company shall, and shall cause its subsidiaries to, act and carry on their respective businesses in the ordinary course of business consistent with past practice and use its and their respective reasonable best efforts to preserve intact their current material business organizations, keep available the services of their current officers and employees (except for terminations of employees in the ordinary course of business) and preserve their material relationships with others having business dealings with them.

6.3 All Reasonable Efforts; Agreement to Cooperate.

(a) Subject to the terms and conditions herein provided, each party hereto shall use its reasonable best efforts to take, or cause to be taken, all action and to do, or cause to be done, and to assist and cooperate with the other party in doing, all things necessary, proper or advisable consistent with applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement; provided, however, that nothing in this Section 6.3 shall require (i) the Company to exercise its Put Option, (ii) the Standby Purchaser or the Company to agree to any modification of this Agreement, or (iii) the Standby Purchaser to make an investment in the Company that is greater than $7,500,000.

(b) Without limiting the generality of the foregoing, and notwithstanding anything in this Agreement to the contrary, once it has exercised its Put Option, the Company shall use its reasonable best efforts to take or cause to be taken all reasonable action and to do, or cause to be done, and to assist and cooperate with the other party hereto in doing, all things necessary, proper or advisable to obtain all governmental waivers, consents, authorizations, orders and approvals, all consents, amendments to or waivers from other parties under the terms of all Material Contracts and all other material permits, concessions, franchises or licenses applicable to the Company or its subsidiaries required as a result of the transactions contemplated by this Agreement.

SECTION 7
TERMINATION

7.1 Termination. This Agreement may be terminated as follows:

(a) by either the Company or the Standby Purchaser if there shall be any restraining order, injunction or other order issued by any court of competent jurisdiction or other legal restraint or prohibition preventing the Closing or any of the other transactions contemplated hereby which is final and nonappealable; and

(b) by either the Company or the Standby Purchaser if the Company has not exercised the Put Option by delivery of the Notice of Exercise on or prior to the close of business on the Option Expiration Date.

7.2 Effect of Termination. In the event of termination of this Agreement pursuant to Section 7.1 prior to the Closing Date, this Agreement shall forthwith become void as to the Company and the Standby Purchaser, there shall be no liability under this Agreement on the part of the Company or the Standby Purchaser, and all rights and obligations of the Company and the Standby Purchaser shall cease, other than the obligations of the parties set forth in Section 6.1 hereof and the obligation of the Company to grant the Standby Warrant and pay the Second Commitment Fee as provided in Section 1.5 hereof; provided, however, that nothing herein shall relieve any party from liability for any willful or intentional breach of any covenant or agreement of such party contained in this Agreement.

SECTION 8

GENERAL

8.1 Amendments, Waivers and Consents. No covenant or other provision hereof may be waived otherwise than by a written instrument signed by the party so waiving such covenant or other provision. The waiver or failure to insist upon strict compliance with any condition or provision hereof shall not operate as a waiver of, or estoppel with respect to, any subsequent or other waiver or failure. This Agreement may not be amended or modified except by an instrument in writing signed by the Company and the Standby Purchaser.

8.2 Survival of Representations, Warranties and Covenants, Assignability of Rights. All representations and warranties made herein and in the certificates, exhibits or schedules delivered or furnished in connection herewith shall terminate as of the earliest of (a) the Closing, (b) termination of this Agreement pursuant to Section 7.1, and (c) the close of business on the Option Expiration Date if the Company has not delivered a Notice of Exercise on or prior to such date. Except as otherwise provided in this Agreement, all covenants, agreements, representations and warranties shall inure to the benefit of the successors and assigns of the parties.

8.3 Governing Law. This Agreement shall be deemed to be a contract made under, and shall be construed in accordance with, the laws of the State of New York (without giving effect to principles of conflicts of law the effect of which would cause the application of domestic substantive laws of any other jurisdiction).

8.4 Counterparts. This Agreement may be executed simultaneously in any number of counterparts (including by facsimile), each of which when so executed and delivered shall be taken to be an original; but such counterparts shall together constitute but one and the same document.

8.5 Notices and Demands. All notices and other communications hereunder shall be in writing and shall be deemed given when delivered personally, three business days after being mailed by registered or certified mail (return receipt requested) or when sent via confirmed facsimile to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

(i)	If to the Standby Purchaser, to the address set forth on the signature page hereto, and

(ii)	If to the Company:

Waste Services, Inc.
1122 International Blvd, Suite 601
Burlington, Ontario L7L 6Z8
Attention: Ivan R. Cairns
Facsimile: (905) 319-9048

with a copy to:

Karen A. Dewis
McDermott, Will & Emery
600 Thirteenth Street, NW
Washington, DC 20005-3096
Facsimile: (202) 756-8087

8.6 Severability. Whenever possible, each provision of this Agreement shall be interpreted in such a manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be deemed prohibited or invalid under such applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, and such prohibition or invalidity shall not invalidate the remainder of such provision or the other provisions of this Agreement.

8.7 Integration. This Agreement, including the exhibits, documents and instruments referred to herein, constitutes all of the agreements and supersedes all other prior agreements and understandings, both written and oral, among the parties hereto with respect to the subject matter hereof.

8.8 No Assignment. This Agreement may be assigned by the Standby Purchaser, but only with the prior written consent of the Company. If the Standby Purchaser assigns this Agreement in accordance with this Section 8.8, the assignee will be deemed the "Standby Purchaser" for all purposes of this Agreement.

8.9 Third-Party Beneficiary. Except as provided in Section 8.8 above, nothing expressed or implied in this Agreement is intended or shall be construed to confer upon or give any Person other than the parties hereto any rights or remedies under or by reason of this Agreement or any transaction contemplated hereby.

[Signature pages follow]

IN WITNESS WHEREOF, the undersigned have executed this Standby Purchase Agreement as of September __, 2004.

STANDBY PURCHASER:

MICHAEL G. DEGROOTE

______________________________________
Address:	______________________________
______________________________

Accepted:

WASTE SERVICES, INC.

By: __________________________________	Date: September __, 2004
Name: Ivan R. Cairns
Title: Executive Vice President, General Counsel and Secretary

Annex A
GLOSSARY

As used herein, the following terms shall have the following meanings:

"Affiliate" means, with respect to any Person, any other Person, directly or indirectly, controlling, controlled by, or under common control with, such Person. For purposes of this definition, the term "control" (including the correlative terms "controlling", "controlled by" and "under common control with") means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

"Company Material Adverse Effect" shall mean any material adverse effect on the business, operations, assets, condition (financial or other) or results of operations of the Company and its subsidiaries, taken as a whole.

"Disclosure Schedule" means the disclosure statement delivered at or prior to the execution of this Agreement by the Company to the Standby Purchasers setting out certain information relating to the Company.

"Environmental Law" means any Federal, state, provincial, local or foreign law, statute, ordinance, rule, regulation, code, standard, guideline, policy, license, permit, authorization, approval, consent, legal doctrine, order, judgment, decree, injunction, requirement or agreement with any governmental entity relating to (x) the protection, preservation or restoration of the environment (including, without limitation, air, surface water, groundwater, surface land, subsurface land or plant and animal life) or to human health or safety or (y) the exposure to, or the use, storage, recycling, treatment, generation, transportation, processing, handling, labeling, production, release or disposal of Hazardous Substances, in each case as amended and as in effect on the date of this Agreement.

"Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

"Federal" shall mean of or relating to the federal government of the United States.

"GAAP" means generally accepted accounting principles as in effect in the United States of America from time to time.

"Hazardous Substance" means any substance presently listed, defined, designated or classified as hazardous, toxic, radioactive, or dangerous, or otherwise regulated, under any Environmental Law and any substance that may harm, impair or cause an adverse effect to the environment (including, without limitation, air, surface water, groundwater, surface land, subsurface land or plant and animal life) or to human health or safety and property. Hazardous Substance includes any substance to which exposure is regulated by any government authority or any Environmental Law including, without limitation, any toxic waste, pollutant, contaminant, hazardous substance, toxic substance, hazardous waste, special waste, industrial substance or petroleum or any derivative or by-product thereof, radon, radioactive material, asbestos, or asbestos containing material, urea formaldehyde foam insulation, lead or polychlorinated biphenyls.

"HSR Act" means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

"Liability" means any liability or obligation (whether known or unknown, asserted or unasserted, absolute or contingent, accrued or unaccrued, liquidated or unliquidated and whether due or become due).

"Lien" means any mortgage, pledge, security interest, encumbrance, lien, claim or charge of any kind (including, but not limited to, any conditional sale or other title retention agreement, any lease in the nature thereof, and the filing of or agreement to give any financing statement under the Uniform Commercial Code or comparable law of any jurisdiction in connection with such mortgage, pledge, security interest, encumbrance, lien or charge).

"Nasdaq" shall mean The Nasdaq Stock Market, including the Nasdaq National Market and the Nasdaq SmallCap Market.

"Person" means an individual, corporation, limited liability company, partnership, association, trust or any other entity or organization.

"Rights Agreement" means that certain Rights Agreement between the Company and American Stock Transfer & Trust Company, as amended.

"SEC" means the Securities and Exchange Commission.

"Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

Company Disclosure Schedule

Section 2.12 - Non-competition Agreements

Pursuant to a Non-competition Agreement dated as of April 1, 2004 among Advanced Disposal Services Central Florida, LLC, Stateline Disposal Services, LLC, Nassau County Landfill, LLC, Advanced Disposal Services, Inc. (collectively the "ADS Entities") and the Company and certain of its wholly owned subsidiaries (collectively the "Company"), the Company is prohibited for a period of five (5) years from the date of the agreement from:

a.	Competing with and soliciting customers of the solid waste collection business
Sold to the ADS Entities within 2 counties in Florida and 3 counties in Georgia
That were previously serviced by the waste collection business sold to the ADS
Entities;
b.	Competing with the Nassau County Landfill Business and soliciting customers of
The Nassau Landfill Business within a defined radius of the Nassau County
Landfill sold to the ADS Entities;
c.	Inducing any employee of the ADS Entities from leaving their employment with
The ADS Entities for the purpose of employing such employee in a competing
Business within the defined territories.

Annex B

Form of Warrant

THIS WARRANT AND THE SECURITIES ISSUABLE UPON THE EXERCISE HEREOF HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933. THIS WARRANT AND THE SECURITIES ISSUABLE UPON THE EXERCISE HEREOF HAVE BEEN OR WILL BE ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO DISTRIBUTION OR RESALE, AND MAY NOT BE SOLD OR OTHERWISE TRANSFERRED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT FOR SUCH SECURITIES UNDER THE UNITED STATES SECURITIES ACT OF 1933, UNLESS THERE IS AVAILABLE TO THE TRANSFEROR AN EXEMPTION FROM SUCH REGISTRATION. THE COMPANY MAY REQUEST AN OPINION OF COUNSEL AS TO THE AVAILABILITY OF ANY SUCH EXEMPTION."

WARRANT TO PURCHASE [ ] SHARES OF COMMON STOCK
OF
WASTE SERVICES, INC.

Void after March 28, 2010

This Warrant is issued to __________________________, or its registered assigns (the "Holder") by Waste Services, Inc., a Delaware corporation (the "Company"), on March 28, 2005 (the "Warrant Issue Date"). This Warrant is issued pursuant to the terms of a Standby Purchase Agreement, dated ________, 2004 (the "Purchase Agreement"), by and among the Company and the Holder. All capitalized terms not otherwise defined herein shall have the meaning ascribed thereto in the Purchase Agreement.

1. Number of Shares Subject to Warrant; Exercise Price. Subject to the terms and conditions hereinafter set forth, the Holder is entitled, upon surrender of this Warrant at the principal office of the Company, to purchase from the Company, at a per share price equal to the Exercise Price, the Warrant Stock.

For purposes of this Warrant: (A) "Warrant Stock" shall mean the number of Shares purchasable upon exercise of this Warrant, as reflected on the face of this Warrant, subject to adjustment as described in Section 7 below; (B) "Shares" shall mean fully paid and non-assessable shares of Common Stock of the Company; and (C) "Exercise Price" means the Average Closing Price as defined in the Purchase Agreement, subject to change as described in Section 7 below.

2. Exercise Period. Except as otherwise provided for herein, this Warrant shall be exercisable, in whole or in part, at any time and from time to time beginning on the Warrant Issue Date and ending at 5:00 p.m. eastern time on the fifth (5th) anniversary of the Warrant Issue Date (the "Expiration Date"). Notwithstanding the foregoing, if this Warrant is outstanding and exercisable for any Shares as of the time of a Sale (as defined below), unless otherwise agreed to in writing by the Holder, this Warrant shall be deemed automatically exercised immediately prior to such Sale in accordance with the net exercise provisions of this Warrant set forth in Section 4(b) below.

3. Notice of Sale. The Company shall provide written notice to the Holder not less than ten (10) days prior to the consummation of a Sale. A "Sale" shall mean a sale of all or substantially all of the assets or shares of the Company or a merger, reorganization or consolidation of the Company in which the owners of the outstanding voting power of the Company, immediately prior to such transaction own, directly or indirectly, less than 51% of the voting power of the resulting or surviving entity immediately upon completion of such transaction.

4. Method of Exercise.

(a) Cash Exercise. While this Warrant remains outstanding and exercisable in accordance with Section 2 hereof, the purchase rights hereby represented may be exercised in whole or in part, at the election of the Holder, by the tender of the Notice of Exercise in substantially the form attached hereto as Exhibit A and the surrender of this Warrant at the principal office of the Company and by the payment to the Company in cash, by check, cancellation of indebtedness or other form of payment acceptable to the Company, of an amount equal to the then applicable Exercise Price multiplied by the number of Shares then being purchased.

(b) Net Exercise. In lieu of exercising this Warrant pursuant to Section 4(a), the Holder may elect to receive, without the payment by the Holder of any additional consideration, Shares equal to the value of this Warrant (or the portion thereof being canceled) by surrender of this Warrant at the principal office of the Company together with an executed Notice of Exercise, in substantially the form attached hereto, in which event the Company shall issue to the holder hereof a number of Shares computed using the following formula:

		X =	Y (A - B) A

Where:	X =	The number of Shares to be issued to the Holder pursuant to this net exercise;
	Y =	The number of Shares in respect of which the net exercise election under this Section 4(b) is made;
	A =	The fair market value of one Share at the time the net exercise election is made; and
	B =	The Exercise Price.

For purposes of this Section 4(b), the fair market value of a Share as of a particular date shall be the closing sale price of the Shares on the trading date immediately prior to the date of exercise as quoted on the Nasdaq National Market or any United States automated quotation system or national securities exchange on which the Shares are then quoted or traded, as applicable; provided, that if the Shares are not then so quoted or traded, the fair market value of the Shares shall be determined in good faith by the Board of Directors of the Company in its reasonable discretion.

5. Certificates for Shares. Upon the exercise of the purchase rights evidenced by this Warrant, one or more certificates for the number of Shares so purchased shall be issued as soon as practicable thereafter (with appropriate restrictive legends, as applicable). In the event of a partial exercise of the Warrant, a new warrant or warrants (dated the date hereof) of like tenor shall be issued, calling in the aggregate on the face or faces thereof for the number of Shares equal (without giving effect to any adjustment therein) to the number of Shares called for on the face of this Warrant minus the number of such Shares purchased by the Holder upon such exercise as provided in subsections 4(a) and 4(b) above.

6. Issuance of Shares. The Company hereby covenants that it will take all necessary actions to duly and validly reserve the necessary number of Shares for issuance hereunder. The Company covenants that the Shares, when issued pursuant to the exercise of this Warrant, will be duly and validly issued, fully paid and non-assessable and free from all taxes, liens and charges with respect to the issuance thereof.

7. Adjustment of Exercise Price and Number of Shares. The number of and kind of securities purchasable upon exercise of this Warrant and the Exercise Price shall be subject to adjustment from time to time as follows:

(a) Subdivisions, Combinations and Other Issuances. If the Company shall at any time after the date hereof and prior to the exercise or expiration of this Warrant subdivide the Shares by split-up or otherwise, or combine or issue additional Shares as a dividend with respect to its Shares, the number of Shares issuable on the exercise of this Warrant shall forthwith be proportionately increased in the case of a subdivision or stock dividend, or proportionately decreased in the case of a combination. Appropriate adjustments shall also be made to the Exercise Price, provided that the aggregate exercise price payable hereunder for the total number of Shares purchasable under this Warrant (as adjusted) shall remain the same. Any adjustment under this Section 7(a) shall become effective at the close of business on the date the subdivision or combination becomes effective, or as of the record date of such dividend, or in the event that no record date is fixed, upon the making of such dividend.

(b) Reclassification, Reorganization and Consolidation. In the event of any corporate reclassification, capital reorganization, consolidation, spin-off or change in the Shares of the Company, other than as a result of a subdivision, combination or dividend provided for in Section 7(a) above, then, as a condition of such event, lawful provision shall be made, and duly executed documents evidencing the same from the Company or its successor shall be delivered, to the Holder, so that the Holder shall have the right at any time prior to the expiration of this Warrant to purchase, at a total price equal to that payable upon the exercise of this Warrant, the kind and amount of shares of stock and/or other securities and property receivable in connection with such event by a holder holding the same number of shares for which this Warrant could have been exercised immediately prior to such event. In any such case appropriate provisions shall be made with respect to the rights and interest of the Holder so that the provisions hereof shall thereafter be applicable with respect to any shares of stock or other securities and property deliverable upon exercise hereof, and appropriate adjustments shall be made to the Exercise Price, provided that the aggregate exercise price payable hereunder for the total number of Shares purchasable under this Warrant (as adjusted) shall remain the same.

(c) Notice of Adjustment. When any adjustment is required to be made to the Exercise Price or in the number or kind of Shares purchasable upon exercise of the Warrant, the Company shall promptly notify the Holder of such event and of the adjusted Exercise Price or number of Shares or other securities or property thereafter purchasable upon exercise of this Warrant.

8. Assumption of Warrant. If at any time while this Warrant, or any portion thereof, is outstanding and unexpired there shall be a merger, reorganization or consolidation of the Company or any other similar transaction that does not constitute a Sale, then, as a part of such transaction, lawful provision shall be made so that the Holder shall thereafter be entitled to receive upon exercise of this Warrant, during the period specified herein and upon payment of the aggregate Exercise Price then in effect, the number of shares of stock or other securities or property of the successor corporation resulting from such transaction which a holder holding the Shares deliverable upon exercise of this Warrant would have been entitled to receive in such transaction if this Warrant had been exercised immediately before such transaction.

9. No Fractional Shares or Scrip. No fractional Shares or scrip representing fractional Shares shall be issued upon the exercise of this Warrant, but in lieu of such fractional Shares the Company shall make a cash payment therefor on the basis of the fair market value of a Share determined in accordance with Section 4.

10. No Shareholder Rights. Prior to exercise of this Warrant, the Holder shall not be entitled to any rights of a shareholder with respect to the Shares, including (without limitation) the right to vote such Shares, receive dividends or other distributions thereon, exercise preemptive rights or be notified of shareholder meetings, and such Holder shall not be entitled to any notice or other communication concerning the business or affairs of the Company. However, nothing in this Section 10 shall limit the right of the Holder to be provided the notices required under this Warrant or the Purchase Agreement.

11. Compliance With Securities Act; Transferability of Warrant or Shares.

(a) Compliance With Securities Act. The Holder, by acceptance hereof, agrees that this Warrant, and the Shares issuable upon exercise of this Warrant, are being acquired for investment and that such Holder will not offer, sell or otherwise dispose of this Warrant, or any Shares issuable upon exercise of this Warrant, except under circumstances which will not result in a violation of the United States Securities Act of 1933, as amended (the "Securities Act") or any other applicable state securities laws. This Warrant and all Shares issued upon exercise of this Warrant (unless registered under the Securities Act and any applicable state securities laws) shall be stamped or imprinted with a legend in substantially the following form:

"THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933. THESE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO DISTRIBUTION OR RESALE, AND MAY NOT BE SOLD OR OTHERWISE TRANSFERRED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT FOR SUCH SECURITIES UNDER THE UNITED STATES SECURITIES ACT OF 1933 UNLESS THERE IS AVAILABLE TO THE TRANSFEROR AN EXEMPTION FROM SUCH REGISTRATION. THE COMPANY MAY REQUEST AN OPINION OF COUNSEL AS TO THE AVAILABILITY OF ANY SUCH EXEMPTION."

(b) Transferability. Subject to compliance with applicable United States federal and state securities laws, this Warrant and all rights hereunder are transferable in whole or in part by the Holder to any person or entity upon written notice to the Company. The transfer shall be recorded on the books of the Company upon the surrender of this Warrant, properly endorsed for transfer by delivery of an Assignment Form in substantially the form attached hereto as Exhibit B, to the Company at the address set forth in Section 15 hereof, and the payment to the Company of all transfer taxes and other governmental charges imposed on such transfer. In the event of a partial transfer, the Company shall issue to the holders one or more appropriate new warrants.

12. Restricted Securities. The Holder understands that this Warrant, and the Shares issuable upon exercise of this Warrant, will not be registered at the time of their issuance under the Securities Act for the reason that the sale provided for in this Agreement is exempt pursuant to Section 4(2) of the Securities Act based on the representations of the Holder set forth herein. The Holder represents that it is experienced in evaluating companies such as the Company, has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of its investment, and has the ability to suffer the total loss of the investment. The Holder further represents that it has had the opportunity to ask questions of and receive answers from the Company concerning the terms and conditions of this Warrant, the business of the Company, and to obtain additional information to such Holder's satisfaction. The Holder further represents that it is an "accredited investor" within the meaning of Regulation D under the Securities Act as presently in effect. The Holder further represents that this Warrant is being acquired for the account of the Holder for investment only and not with a view to, or with any intention of, a distribution or resale thereof, in whole or in part, or the grant of any participation therein.

13. Successors and Assigns. The terms and provisions of this Warrant shall inure to the benefit of, and be binding upon, the Company and the Holder hereof and their respective successors and assigns, except as limited herein.

14. Amendments and Waivers. Any term of this Warrant may be amended, and the observance of any term of this Warrant may be waived (either generally or in a particular instance and either retroactively or prospectively), upon the written consent of the Company and the Holder.

15. Notices. All notices required under this Warrant shall be deemed to have been given or made for all purposes (i) upon personal delivery, (ii) upon confirmation receipt that the communication was successfully sent to the applicable number if sent by facsimile, (iii) one day after being sent, when sent by professional overnight courier service, or (iv) five days after posting when sent by registered or certified mail. Notices to the Company shall be sent to the address of the Company set forth below (or at such other place as the Company shall notify the Holder hereof in writing) and notices to the Holder shall be sent to the address of the Holder set forth on the signature page hereto (or at such other place as the Holder shall notify the Company hereof in writing):

To the Company:

Waste Services, Inc.
1122 International Blvd., Suite 601
Burlington, ON L7L 6Z8
Facsimile: (905) 319-9048
Attention: Ivan R. Cairns

16. Captions. The section and subsection headings of this Warrant are inserted for convenience only and shall not constitute a part of this Warrant in construing or interpreting any provision hereof.

17. Governing Law. This Warrant shall be governed by the laws of the state of Delaware, without regard to the choice or conflict of laws principles thereof.

[Signature page follows]

IN WITNESS WHEREOF, the undersigned have caused this Warrant to be duly executed as of the date first set forth above.

COMPANY
WASTE SERVICES, INC.

By:____________________________________
Name: Ivan R. Cairns
Title: Executive Vice President,
General Counsel and Secretary

HOLDER
SIGNED, SEALED AND DELIVERED
In the presence of :
___________________________	By:	__________________________________
Witness	Name:
Title:
Address:
___________________________
___________________________
___________________________

EXHIBIT A

NOTICE OF EXERCISE

To: Waste Services, Inc.

The undersigned hereby elects to [check applicable subsection]:

_________	(a)	Purchase Shares (as defined in the attached Warrant)
pursuant to the terms of the attached Warrant and payment of the
Exercise Price per Share required under such Warrant accompanies this notice;

_________	(b)	Exercise the attached Warrant for all of the Shares in whole but not in part purchasable under the Warrant pursuant to the net exercise provisions of Section 4 of such Warrant.

The undersigned hereby represents and warrants that the undersigned is acquiring such shares for its own account for investment purposes only, and not for resale or with a view to distribution of such shares or any part thereof.

Date:	________________________________	WARRANTHOLDER:

		By:	__________________________________
Name:
Address:

Name in which Shares should be registered:		_______________________________________

EXHIBIT B

ASSIGNMENT FORM

TO: Waste Services, Inc.

The undersigned hereby assigns and transfers unto _____________________________ of _______________________________________________________________________ (Please typewrite or print in block letters)

the right to purchase ____________ Shares (as defined in the attached Warrant) subject to the Warrant, dated as of _____________________________, by and between Waste Services, Inc. and the undersigned (the "Warrant").

This assignment complies with the provisions of Section 11 of the Warrant and is accompanied by funds sufficient to pay all applicable transfer taxes.

Date:	______________________________	By:	__________________________________

_______________________________________
(Print Name of Signatory)

_______________________________________
(Title of Signatory)

Annex C

Form of Registration Rights Agreement

REGISTRATION RIGHTS AGREEMENT

This REGISTRATION RIGHTS AGREEMENT (this "Agreement") is made as of __________ __, 200_ by and among Waste Services, Inc., a corporation incorporated under the laws of the State of Delaware (the "Company"), and the party identified as the Investor on Schedule A hereto (the "Investor").

WHEREAS, the Company and the Investor have entered into that certain Standby Subscription Agreement, dated as of September __, 2004 (the "Subscription Agreement"), pursuant to which the Company has the right to cause the Investor to purchase common stock and warrants of the Company on the terms, and subject to the conditions, set forth in the Subscription Agreement;

WHEREAS, this Agreement is required to be executed and delivered by the Company to the Investor in connection with the closing of the transaction provided for in the Subscription Agreement.

NOW, THEREFORE, in consideration of the mutual promises and agreements set forth herein, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

      Definitions. For purposes of this Agreement:

      (a) "Affiliate" shall have the meaning ascribed to such term in Rule 405 under the Securities Act.

        "Common Stock" means the common stock of the Company, par value $.01 per share.

        (c) "Closing Date" means the date of the closing of the sale of Common Stock and Warrants to the Investor pursuant to the Subscription Agreement.

        "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC promulgated thereunder.

        "Person" means any individual, partnership, limited liability company, joint venture, corporation, association, trust or any other entity or organization.

        "Register," "registered," and "registration" refer to a registration effected by preparing and filing a registration statement or similar document in compliance with the Securities Act and the declaration or ordering of effectiveness of such registration statement or document.

        "Registrable Securities" means (1) any Shares, (2) any securities issuable upon exercise of the Warrants and (3) any Common Stock issued to the Investor (or any assignee thereof in accordance with Section 9) as (or issuable upon conversion or exercise of any warrant, right or other security which is issued as) a dividend or other distribution with respect to, or in exchange for or in replacement of, such Common Stock; provided, however, that any Registrable Securities sold by the Investor in a transaction in which the Investor's rights under this Agreement are not assigned pursuant to Section 9 below shall cease to be Registrable Securities from and after the time of such sale. In addition, any securities shall cease to be Registrable Securities from and after such time as they (4) are sold to the public in a registered public offering (5) are eligible for sale pursuant to Rule 144 under the Securities Act or (6) become freely tradable without restriction imposed by the Securities Act. For purposes of determining whether any securities shall have ceased to be Registrable Securities hereunder, such securities shall be deemed to be held by a person that is a not an Affiliate of the Company.

        "SEC" means the United States Securities and Exchange Commission.

        "Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations of the SEC promulgated thereunder.

        "Shares" means any Common Stock sold to the Investor pursuant to the Subscription Agreement.

        "Violation" means any of the following statements, omissions or violations: (i) any untrue statement or alleged untrue statement of a material fact contained in a registration statement filed pursuant to this Agreement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto or any documents filed under state securities or "blue sky" laws in connection therewith, or (ii) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein, in light of the circumstances under which such statements were made, not misleading.

        "Warrants" means the warrants to purchase Common Stock issued to the Investor on the Closing Date pursuant to the Subscription Agreement.
      Registration Rights.

        At any time from and after the Closing Date, the Investor may request in a written notice to the Company (the "Request") that the Company effect the registration under the Securities Act of some or all of the Registrable Securities then owned by the Investor; provided, however, that the Company will not be required to effect more than one registration pursuant to this Agreement. Following the receipt of a Request, the Company will, as expeditiously as practicable, file with the SEC a registration statement on Form S-3 under the Securities Act if the Company is then eligible to use such form, or if the Company is not then so eligible, any other SEC form which the Company is then eligible to use (any such registration statement, a "Registration Statement") to register the resale of the Registrable Securities covered by the Request, and the Company shall use its reasonable best efforts to cause such Registration Statement to be declared effective under the Securities Act as soon as reasonably practicable after the filing thereof. If the registration to be effected pursuant to this Section 2 involves an underwritten offering, the Investor shall have the right to approve the underwriters selected by the Company for such offering, which consent shall not be unreasonably withheld.

        Notwithstanding the foregoing, the Company may postpone having the Registration Statement declared effective for a reasonable period not to exceed thirty (30) consecutive trading days if the Board of Directors of the Company shall have determined in good faith because of valid business reasons (not including avoidance of the Company's obligations hereunder), including the acquisition or divestiture of assets, capital raising activities, pending corporate developments and similar events, that postponing effectiveness is in the best interests of the Company, and prior to postponing the effectiveness the Company provides the Investor with written notice of such postponement, which notice need not specify the nature of the event giving rise to the postponement.

        The Company shall use its reasonable best efforts to: (i) to keep the Registration Statement continuously effective under the Securities Act in order to permit the prospectus forming a part thereof to be usable by the Investor until the earliest of (1) the sale of all Registrable Securities registered under the Registration Statement; and (2) one year from the date upon which the Registration Statement is declared effective under the Securities Act (such period being referred to herein as the "Effectiveness Period").

        The Company may suspend the use of the prospectus included in the Registration Statement at any time if the Board of Directors of the Company shall have determined in good faith because of valid business reasons (not including avoidance of the Company's obligations hereunder), including the acquisition or divestiture of assets, capital raising activities, pending corporate developments and similar events, that it is in the best interests of the Company to suspend such use, and prior to suspending such use the Company provides the Investor with written notice of such suspension, which notice need not specify the nature of the event giving rise to the suspension (any period during which such a suspension is in effect, a "Blackout Period").

        In the event that the Investor is prevented from selling Registrable Shares through the Registration Statement as a result of a Blackout Period declared by the Company, the Effectiveness Period shall be extended by the number of days that the Investor is prevented from making sales under the Registration Statement as a result of such Blackout Period.

      Obligations of the Company. Whenever required under this Agreement to effect the registration of any Registrable Securities, the Company shall, as expeditiously as reasonably possible:

        Prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement.

        Furnish to the Investor such number of copies of such registration statement and of each amendment and supplement thereto (in each case without exhibits unless requested by the Investor), such number of copies of the prospectus contained in such registration statement (including each preliminary prospectus and any summary prospectus) and any other prospectus filed under Rule 424 under the Securities Act, in conformity with the requirements of the Securities Act, and such other documents as the Investor may reasonably request in order to facilitate the disposition of Registrable Securities owned by it.

        Use its best efforts to register and qualify the securities covered by such registration statement under such other securities or "blue sky" laws of such states or jurisdictions as shall be reasonably requested by the Investor, provided that the Company shall not be required in connection therewith or as a condition thereto (i) to qualify to do business in any state or jurisdiction where it would not otherwise be required to qualify but for the requirements of this clause (c), or (ii) to file a general consent to service of process in any such state or jurisdiction.

        In the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter of such offering.

        Notify the Investor at any time when a prospectus relating thereto is required to be delivered under the Securities Act of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which such statements were made, not misleading.

        Notify the Investor and the underwriters, if any, and confirm such advice in writing: (i) when the registration statement has become effective, (ii) when any post-effective amendment to the registration statement becomes effective and (iii) of any request by the SEC for any amendment or supplement to the registration statement or prospectus or for additional information.

        Notify the Investor if at any time the SEC should institute or threaten to institute any proceedings for the purpose of issuing, or should issue, a stop order suspending the effectiveness of the registration statement. Upon the occurrence of any of the events mentioned in the preceding sentence, the Company will use its reasonable best efforts to prevent the issuance of any such stop order or to obtain the withdrawal thereof as soon as possible. The Company will advise the Investor promptly of any order or communication of any public board or body addressed to the Company suspending or threatening to suspend the qualification of any Registrable Securities for sale in any jurisdiction.

        In the case of an offering that is an underwritten public offering, (x) cause to be delivered an opinion of the counsel representing the Company for the purposes of such registration, in form and substance as is customarily given to underwriters in an underwritten public offering, addressed to the Investor and the underwriters, and (y) cause to be delivered, on the date that the registration statement with respect to such securities becomes effective, a "comfort" letter dated such date, from the independent certified public accountants of the Company, in form and substance as is customarily given by independent certified public accountants to the underwriters, addressed to the underwriters, and, a reaffirmation of such letter on the date that such Registrable Securities are delivered to the underwriters for sale.

        As soon as practicable after the effective date of the registration statement, and in any event within sixteen (16) months thereafter, have "made generally available to its security holders" (within the meaning of Rule 158 under the Securities Act) an earnings statement (which need not be audited) covering a period of at least twelve (12) months beginning after the effective date of the registration statement and otherwise complying with Section 11(a) of the Securities Act.

        List the Registrable Securities which are registered pursuant to Section 2 on each national securities exchange or automated quotation system upon which the shares to be registered are traded.

      Amendments, Supplements to Prospectus. Immediately upon receipt of a notice referred to in Section 3(g) hereof, the Investor agrees to (i) cease making sales of securities pursuant to any then effective registration statement or any prospectus contained therein until it has received from the Company an amendment or supplement to the registration statement or prospectus and (ii) to promptly deliver to the Company any copies of the registration statement or such prospectus then in its possession.

      Furnish Information. It shall be a condition precedent to the obligations of the Company to take any action pursuant to this Agreement that the Investor shall promptly furnish to the Company such information regarding itself, the Registrable Securities held by it, and the intended method of disposition of such securities as shall be required to effect the registration of such Registrable Securities.

      Expenses of Registration. All expenses other than underwriting discounts and commissions incurred in connection with registrations, filings or qualifications pursuant to Section 2, including (without limitation) all registration, filing and qualification fees, printers' fees, fees and expenses of counsel and accountants for the Company and the reasonable fees and disbursements of one firm of counsel for the Investor, shall be borne by the Company, even if such registrations, filings, or qualifications do not become effective.

      Indemnification. In the event any Registrable Securities are included in a registration statement under this Agreement:

        The Company will indemnify and hold harmless the Investor, its heirs, personal representatives and assigns, each of the Investor's officers, directors, partners, employees and affiliates, any underwriter (as defined in the Securities Act) for the offering and each Person, if any, who controls the Investor or underwriter within the meaning of the Securities Act or the Exchange Act against any losses, claims, damages or liabilities (joint or several) to which they may become subject under the Securities Act, the Exchange Act or other federal, state, Canadian, or provincial securities law, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon a Violation; and the Company will pay to each such indemnified party, as incurred, any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability, or action; provided, however, that the indemnity agreement contained in this Section 7(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld), nor shall the Company be liable in any such case to a particular indemnified party for any such loss, claim, damage, liability or action to the extent that it arises out of or is based upon a Violation which occurs in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by such indemnified party.

        The Investor will indemnify and hold harmless the Company, each of its directors, each of its officers, each Person, if any, who controls the Company within the meaning of the Securities Act, any underwriter for the offering, any other stockholder (and any affiliate thereof) selling securities in such registration statement and any controlling Person of any such underwriter or other stockholder, against any losses, claims, damages or liabilities (joint or several) to which any of the foregoing Persons may become subject, under the Securities Act, the Exchange Act or other federal, state, Canadian, or provincial securities law, insofar as such losses, claims, damages or liabilities (or actions in respect thereto) arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished by the Investor expressly for use in connection with such registration; and the Investor will pay, as incurred, any legal or other expenses reasonably incurred by any Person intended to be indemnified pursuant to this Section 7(b), in connection with investigating or defending any such loss, claim, damage, liability, or action; provided, however, that the indemnity agreement contained in this Section 7(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Investor, which consent shall not be unreasonably withheld; provided, further, that in no event shall the liability of the Investor under this Section 7(b) or otherwise in connection with the offering exceed the net proceeds from the offering received by the Investor.

        Promptly after receipt by an indemnified party under this Section 7 of notice of the commencement of any action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 7, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party shall have the right to retain its own counsel (but no more than one separate counsel, plus any required local counsel, with respect to all indemnified parties) with the fees and expenses to be paid by the indemnifying party, if in the reasonable opinion of counsel to an indemnified party, representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential conflicts of interests between, or different defenses available to, such indemnified party and any other party represented by such counsel in such proceeding. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action shall not relieve such indemnifying party of any liability to the indemnified party under this Section 7 except if, and only to the extent that, the indemnifying party is actually prejudiced thereby.

        The obligations of the Company and the Investor under this Section 7 shall survive the completion of any offering of Registrable Securities in a registration statement under this Agreement.

        Any indemnity agreements contained herein shall be in addition to any other rights to indemnification or contribution which any indemnified party may have pursuant to law or contract and shall remain operative and in full force and effect regardless of any investigation made or omitted by or on behalf of any indemnified party.

        If for any reason the foregoing indemnity is unavailable, then the indemnifying party shall contribute to the amount paid or payable by the indemnified party as a result of such losses, claims, damages, liabilities or expenses (i) in such proportion as is appropriate to reflect the relative benefits received by the indemnifying party on the one hand and the indemnified party on the other or (ii) if the allocation provided by clause (i) above is not permitted by applicable law or provides a lesser sum to the indemnified party than the amount hereinafter calculated, then, in lieu of indemnifying such indemnified party, the indemnifying party shall contribute to the amount paid or payable by the indemnified party as a result of such losses, claims, damages, liabilities or expenses in such proportion as is appropriate to reflect not only the relative benefits received by the indemnifying party on the one hand and the indemnified party on the other but also the relative fault of the indemnifying party and the indemnified party as well as any other relevant equitable considerations. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by or on behalf of the indemnifying party or the indemnified party and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation. Notwithstanding anything to the contrary in this Section 7, the Investor shall not be required, pursuant to this Section 7 or otherwise in connection with the offering, to contribute any amount in excess of the net proceeds received by the Investor from the sale of Common Stock in the offering to which the losses, claims, damages, liabilities or expenses of the indemnified party relate.

      Reports Under the Exchange Act. With a view to making available to the Investor the benefits of Rule 144 under the Securities Act and any other rule or regulation of the SEC that may at any time permit the Investor to sell securities of the Company to the public without registration, for so long as any Registrable Securities remain outstanding, the Company agrees to:

        make and keep public information available, as those terms are understood and defined in Rule 144 under the Securities Act;

        remain registered under the Exchange Act and file with the SEC in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act; and

        furnish to the Investor, so long as the Investor owns any Registrable Securities, forthwith upon request (i) a written statement by the Company that it has complied with the reporting requirements of Rule 144, (ii) a copy of the most recent annual or quarterly report of the Company and such other reports and documents so filed by the Company, and (iii) such other information as may be reasonably requested in availing the Investor of any rule or regulation of the SEC which permits the selling of any such securities without registration.

      Assignment of Registration Rights. The rights to cause the Company to register Registrable Securities pursuant to this Agreement may be assigned in whole or in part to any Person acquiring Registrable Securities from the Investor in compliance with the applicable provisions of any relevant agreement between the Investor and the Company, provided that such transferee or assignee delivers to the Company a written instrument by which such transferee or assignee agrees to be bound by the obligations imposed on the Investor under this Agreement to the same extent as if such transferee or assignee was a party hereto; and, upon such an assignment, all references herein to the Investor shall be deemed to constitute references to such transferee or assignee.

      Amendment; Waiver. Any provision of this Agreement may be amended only with the written consent of the Company and the Investor. The observance of any provision of this Agreement by the Company may be waived (either generally or in a particular instance and either retroactively or prospectively) only with the written consent of the Investor. The observance of any provision of this Agreement by the Investor may be waived (either generally or in a particular instance and either retroactively or prospectively) only with the written consent of the Company.

      Changes in Registrable Securities. If, and as often as, there are any changes in the Registrable Securities by way of stock split, stock dividend, combination or reclassification, or through merger, consolidation, reorganization or recapitalization, or by any other means, appropriate adjustment shall be made in the provisions of this Agreement, as may be required, so that the rights and privileges granted hereby shall continue with respect to the Registrable Securities as so changed. Without limiting the generality of the foregoing, the Company will require any successor by merger or consolidation to assume and agree to be bound by the terms of this Agreement, as a condition to any such merger or consolidation.

      Entire Agreement. This Agreement constitutes the full and entire understanding and agreement among the parties with regard to the subject matter hereof. Nothing in this Agreement, express or implied, is intended to confer upon any Person, other than the parties hereto and their respective successors and permitted assigns, any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided herein.

      Governing Law. This Agreement shall be governed in all respects by the laws of the State of Delaware as such laws are applied to agreements between Delaware residents entered into and to be performed entirely within Delaware.

      Successors and Assigns. The provisions hereof shall inure to the benefit of, and be binding upon, the successors, permitted assigns (as provided in Section 9), heirs, executors and administrators of the parties hereto.

      Notices. Unless otherwise provided, any notice required or permitted under this Agreement shall be given in writing and shall be deemed effectively given upon receipt by the party to be notified (including by facsimile, receipt confirmed) or three (3) days after being sent by registered or certified mail, postage prepaid and addressed to the party to be notified (a) if to the Investor, at such party's address set forth in the Subscription Agreement or at such other address as the Investor shall have furnished to the Company in writing, or (b) if to the Company, at its address set forth in the Subscription Agreement, or at such other address as the Company shall have furnished to the parties in writing.

      Severability. Any invalidity, illegality or limitation on the enforceability of this Agreement or any part hereof as to any party, whether arising by reason of the law of the respective party's domicile or otherwise, shall in no way affect or impair the validity, legality or enforceability of this Agreement with respect to other parties. If any provision of this Agreement shall be judicially determined to be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

      Titles and Subtitles. The titles and subtitles of the Sections of this Agreement are for convenience of reference only and are not to be considered in construing this Agreement.

      Delays or Omissions; Remedies Cumulative. It is agreed that no delay or omission to exercise any right, power or remedy accruing to any party, upon any breach or default of another party under this Agreement, shall impair any such right, power or remedy, nor shall it be construed to be a waiver of any such breach or default, or any acquiescence therein, or of any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. It is further agreed that any waiver, permit, consent or approval of any kind or character by a party of any breach or default under this Agreement, or any waiver by a party of any provisions or conditions of this Agreement must be in writing and shall be effective only to the extent specifically set forth in writing and that all remedies, either under this Agreement, or by law or otherwise afforded to a party, shall be cumulative and not alternative.

      Counterparts. This Agreement may be executed in any number of counterparts (including by facsimile), each of which shall be deemed an original, but all of which together shall constitute one instrument.

[Signature page follows]

IN WITNESS WHEREOF, the undersigned have executed this Registration Rights Agreement as of the date first above written.

WASTE SERVICES, INC.

By:	________________________________
Name:	Ivan R. Cairns
Title:	Executive Vice President, General Counsel and Secretary

INVESTOR

______________________________________
Name:
Title (if applicable):

Address: